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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the financial statements of Arch Wireless Communications, Inc. as of December 31, 2000 and 1999 and for the three years ended December 31, 2000 dated March 1, 2001 (except with respect to the matter discussed in Note 1, as to which the date is May 18, 2001) included herein and to all references to our firm included in this registration statement.

                                                       /s/ Arthur Andersen LLP

Boston, Massachusetts
May 18, 2001